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                                                                   EXHIBIT 4.1

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of this 10th day of May, 2000, by and between NAM Corporation, a Delaware corporation (the "Company"), with offices located at 1010 Northern Boulevard, Great Neck, New York 11021; ISO Investment Holdings, Inc., a Delaware corporation (the "Purchaser"), with offices at 300 Delaware Avenue, Suite 537, Wilmington, Delaware 19801 and Insurance Services Office, Inc., a Delaware corporation and parent of Purchaser ("ISO"), with offices at 7 World Trade Center, New York, New York 10048.

         WHEREAS, the Company wishes to issue and sell to the Purchaser the Purchased Securities (as defined below); and

         WHEREAS, the Purchaser wishes to purchase the Purchased Securities on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

         1. Purchase.

            (a) The Purchaser hereby purchases (i) shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock") of the Company as set forth below, and (ii) a warrant (the "Warrant"), in the form attached hereto as Exhibit A, to purchase a certain number of shares of Common Stock of the Company (the "Warrant Shares") and at an exercise price per Warrant Share (the Shares, Warrant and Warrant Shares collectively referred to as the "Purchased Securities") as determined below. The total number of Shares issuable hereunder shall be determined by dividing the aggregate purchase price of the Shares by the price per share.

            (b) The total consideration for the Shares is a price of $4,000,000, with a price per share ("Price per Share") equal to the greater of (i) $5 and 7/8, and (ii) the average closing price of a share of Common Stock as reported by the Nasdaq SmallCap Market for the five (5) trading days preceding the Closing Date (the "Market Price"), payable upon execution of this Agreement by wire transfer of immediately available funds (collectively, the "Purchase Price"). If the Market Price is equal to or greater than $5 and 7/8, then the Warrant Shares shall be 180,000 at an exercise price equal to one hundred and thirty percent (130%) of the Price per Share. If the Market Price is less than $5 and 7/8, then the Warrant Shares shall be 200,000 and the exercise price per share shall equal the Market Price.

         2. Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the offices of Camhy
Karlinsky & Stein LLP, 1740 Broadway, New York, New York, 10019 or such other place as determined by the Company, on such date as is mutually agreed upon by the Company and the Purchaser, no later than May 11, 2000 (the "Closing Date"). At the Closing, the Company shall (i) issue irrevocable instructions to its
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transfer agent to prepare for delivery to the Purchaser a certificate for Shares being purchased hereunder, and (ii) shall deliver the Warrant to the Purchaser, each duly registered in the Purchaser's name against payment in full by the Purchaser of the Purchase Price. As part of the Closing, Mr. Israel shall enter into a Co-Sale Agreement with the Purchaser.

         3. Designation of Board Nominee. (a) Effective as of the Closing, and for so long as the Purchaser holds at least 25% of its Shares purchased hereunder (subject to adjustment for stock splits, stock dividends, and the like), the Purchaser shall have the right to designate one individual to be included as part of the slate of nominees recommended by the directors of the Company for election at each annual meeting of stockholders of the Company at which directors of the Company are elected, and at any other time at which stockholders of the Company shall have the right to, or shall, vote for directors of the Company. At the time of the Closing, Roy Israel, Carla Israel and Cynthia Sanders shall agree to vote all of their shares of Common Stock in favor of such designee for as long as the Purchaser has the right to designate a board member. Purchaser's designee shall be Frank Coyne.

            (b) In the event of any vacancy on the board of directors created by the resignation, removal, incapacity, or death of any person designated by Purchaser or under this Section 3, or upon request of the Purchaser, Purchaser shall have the right to designate a nominee to fill such vacancy, as long as such new designee is acceptable to the Company.

         4. Preemptive Rights.

            (a) If the Company proposes to issue, sell or exchange, or agree to issue, sell or exchange (i) any equity security of the Company, (ii) any debt security of the Company which by its terms is convertible into or exchangeable for any equity security of the Company or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any equity security or any debt security referred to in clause (i) or (ii) above (collectively, "Securities") to any person or entity, the Company shall deliver to the Purchaser an offer (the "Preemptive Offer") to issue such number of Securities to it to enable it to retain its fully-diluted ownership position in the Company that it held immediately prior to the proposed issuance, sale, or exchange (the "Offered Securities") upon the same terms set forth as such offer. The Preemptive Offer shall state that the Company proposes to issue such Securities and specify their number and terms (including purchase price). The Preemptive Offer shall remain open for a period of 20 days (the "Preemptive Period") from the date of its delivery unless earlier withdrawn by the Company as a result of termination by the Company of the proposed issuance, sale or exchange giving rise to the Preemptive Offer. For purposes of this Section 4, the Purchaser's "fully diluted ownership position" shall mean the proportion that the number of shares of Common Stock issued and held, or issuable upon exercise or conversion of any debt or equity securities of the Company convertible into or exchangeable for shares of Common Stock of the Company then held by such Purchaser bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities then outstanding).

            (b) Purchaser may accept the Preemptive Offer by delivering to the Company a written notice (the "Purchase Notice") within the Preemptive Period and the appropriate amount of funds to purchase such Offered Securities. The

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Purchase Notice shall state the number (the "Preemptive Number") of Offered
Securities Purchaser desires to purchase. If Purchaser fails to deliver the Purchase Notice within the Preemptive Period, Purchaser shall forfeit the right to participate in the purchase of the Offered Securities.

            (c) Notwithstanding anything to the contrary in this Section 4, the Company shall not be required to extend a Preemptive Offer to the Purchaser with respect to (i) the issuance or sale of options to purchase shares of Common Stock to employees, consultants, advisors, and directors, pursuant to any stock option plan approved by the Company's Board of Directors or otherwise approved by the Board of Directors, (ii) the issuance of shares of Common Stock upon exercise or conversion of any debt or equity securities of the Company convertible into shares of Common Stock of the Company outstanding as of the Closing or subsequent thereto, including, without limitation, the Equity Line of Credit in existence as of the date hereof; (iii) the issuance of shares of Common Stock upon exercise of the Warrant, (iv) shares of the Company's Common Stock or preferred stock issued in connection with any stock split or stock dividend; (v) securities issued as consideration to the acquisition of another corporation or entity, or any portion thereof, by the Company by consolidation, merger, purchase of securities or purchase of all or substantially all of the assets thereof, provided that such transaction or series of transactions has been approved by the Board of Directors; (vi) securities issued as part of strategic alliances which have been approved by the Board of Directors; or (vii) securities issued as equity "kickers" issued in connection with a non-convertible debt financing, leasing transaction or other similar type of transaction approved by the Board of Directors.

            (d) The preemptive rights set forth in this Section 4 shall terminate (i) immediately upon the Purchaser owning less than 25% of its Shares purchased hereunder or (ii) upon (A) the acquisition of all or substantially all the assets of the Company or (B) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) or more of the voting power of the corporation or other entity surviving such transaction.

         5. Expenses. Each party shall bear all of their its expenses incurred in connection with the transactions contemplated under this Agreement.

         6. Representations of the Company. The Company represents and warrants to the Purchaser that:

            (a) Organization of the Company. The Company is a corporation duly organized and in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity, except as set forth in the Company's reports, proxy statement or registration statements with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the Securities Act of 1933, as amended (the "Securities Act") (collectively,

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the "SEC Documents"). The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have any effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect (collectively, a "Material Adverse Effect").

            (b) Authority. The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement. The execution, issuance and delivery of this Agreement, the Common Stock certificates, and the Warrant by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its board of directors or stockholders is required. This Agreement, the Common Stock certificates and the Warrant shall be, as of the Closing, duly executed and delivered by the Company, and as of the Closing, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application;

            (c) Capitalization. The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $.001 par value per share and 5,000,000 shares of preferred stock, par value $.001 per share, 2,100 of which have been designated as Series A Exchangeable Preferred Stock. As of May 1, 2000, there were 3,450,609 shares of Common Stock and 1,850 shares of Series A Exchangeable Preferred outstanding. Except for (i) outstanding options and warrants as set forth in the SEC Documents and (ii) options and warrants set forth in Schedule 6(c) hereto, there are no outstanding securities nor any agreements or understandings pursuant to which any securities of the Company may become outstanding. The Company is not a party to any agreement granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities, except as set forth in the SEC Documents. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for issuance upon the proper exercise of the Warrant.

            (d) Common Stock. The Company has registered its Common Stock pursuant to Section 12(b) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently quoted on the NASDAQ SmallCap Market.

            (e) Exemption from Registration; Valid Issuances. Subject to the accuracy of the Purchaser's representations in Section 7, the sale of the Purchased Securities will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with this Agreement, the Purchased Securities will be duly and

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validly issued, fully paid, and non-assessable. Neither the sale of the
Purchased Securities, nor the Company's performance of its obligations under this Agreement will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Purchased Securities or, except as contemplated herein, any of the assets of the Company.

            (f) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Common Stock or the Warrant in accordance with the terms hereof (other than any SEC, Nasdaq, Boston Stock Exchange or state securities filings that may be required to be made by the Company subsequent to Closing and any shareholder approval required by the rules applicable to companies whose common stock trades on the Nasdaq SmallCap Market); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

            (g) Litigation and Other Proceedings. Except as disclosed in the SEC Documents, there are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company or any subsidiary, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

            (h) Insurance. The Company and each subsidiary maintains property and casualty, general liability, workers' compensation, personal injury and other similar types of insurance with financially sound insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company)

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that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

            (i) Tax Matters.

                (i) The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since June 30, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                (ii) No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (i) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (ii) has not agreed to or is required to make any adjustments pursuant to ss. 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

                (iii) The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

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                (iv) For purposes of this Section 6(j):

                     1. "IRS" means the United States Internal Revenue Service.

                     2. "Tax" or "Taxes" means federal, state, county, local,
                foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                     3. "Tax Return" means any return, information report or
                filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

            (j) Property. Neither the Company nor any of its subsidiaries owns any real property except as set forth in the SEC Documents. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects, except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

            (k) Intellectual Property. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted including the list of patents, patent applications, trademarks and trademark applications provided to Purchaser on or before the date of the Closing, which is a complete and accurate listing of all registered patents, patent applications, trademarks and trademark applications owned by the Company. To the Company's knowledge, except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles. The Company has taken commercially reasonable steps to protect its Intellectual Property and the Company's rights therein, and to the knowledge of the Company, no such rights in and to its Intellectual Property have been lost or are in jeopardy of being lost through failure to act by the Company.

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            (l) Internal Controls and Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that: (i) all material transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of the Company's consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with United States generally accepted accounting principles.

         7. Representations of the Purchasers. Purchaser represents and warrants to the Company as follows:

            (a) Purchaser is an "accredited investor" within the meaning of Rule 501 under the Securities Act and was not organized for the specific purpose of acquiring the Purchased Securities.

            (b) Purchaser has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof.

            (c) Purchaser has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management.

            (d) This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Purchased Securities being purchased by the Purchaser are being acquired for its own account, not as a nominee or agent, for the purpose of investment and not with a view to or for sale in connection with any distribution thereof.

            (e) Purchaser understands that (i) the Purchased Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 506 promulgated under the Securities Act, (ii) the Purchased Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, and will bear the legend set forth below to this effect, and
(iii) the Company will make a notation on its transfer books to the effect that the Purchased Securities shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER

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OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE
SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

            (f) Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of the Agreement has been duly and validly approved by the requisite governing body of the Purchaser.

            (g) Neither Purchaser nor any of its Affiliates (as such term is defined in Rule 144 of the Securities Act) has had a short position in the Common Stock of the Company during the five business days immediately preceding the Closing, and does not have a short position as of the date of the Closing.

         8. Covenants of the Purchaser.

            (a) The Purchaser covenants to the Company that Purchaser and its Affiliates shall not engage in short sales of the Common Stock of the Company for so long as Purchaser holds any of the Shares, Warrant, or Warrant Shares.

            (b) The Purchaser agrees that from the date of the Closing and until the date which is 365 days after the Closing, Purchaser shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities of the Company (including the Warrant and the Warrant Shares), or enter into a transaction which would have the same effect, or publicly disclose the intention to make any such offer, sale, pledge or disposal without the prior written consent of the Company.

         9. Registration Rights.

            (a) Demand Registration. The Company hereby agrees that at any time after one year from the Closing Date the Purchaser may request that the Company effect the registration under the Securities Act of 1933, as amended (the "Securities Act") of all or part of the Purchased Securities, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of the Purchased Securities which the Company has been so requested to register by the Purchaser, all to the extent requisite to permit the disposition of the Purchased Securities so to be registered; provided, however, that the Company shall not be required to file any such registration statement under this Section 9(a) unless the anticipated aggregate gross offering price is at least $2,000,000.

                (i) The Company shall pay all of the expenses in connection with the registration statement filed pursuant to this Section 3(a), except for underwriting discounts and commissions and transfer taxes, including, but not limited to the reasonable attorneys fees of one counsel selected by the Purchaser, which shall not exceed $1,000 per effective registration statement.

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                (ii) A registration requested pursuant to this Section 9(a) will not be deemed to have been effected unless a registration statement with respect thereto has become effective; provided, that if, within 180 days after it has become effective, the offering of the Purchased Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "SEC") or other governmental agency or court, such registration will be deemed not to have been effected.

                (iii) If a requested registration pursuant to this Section 9(a) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be reasonably sold in such offering, the Company will include in such registration first, securities offered by the Company, second, the Purchased Securities which have been requested to be registered pursuant to this Section 9(a), third, an amount of securities of the Company which the Company is including in such registration statement pursuant to any incidental ("piggyback") registration rights, and fourth, the amount of other securities ("Other Securities") of the Company held by all other security holders which, in the good faith opinion of such managing underwriter, can be sold without causing a material adverse effect on the offering.

                (iv) The Company shall be obligated to register Purchased Securities pursuant to this Section 9(a) only once provided that if the number of Purchased Securities requested by the Purchaser to be included in a Registration Statement requested by the Purchaser pursuant to Section 9 (a) is cut back, the Purchaser shall have the right, no earlier than one year following effectiveness of the first demand registration, to request a second Registration Statement to register the Purchased Securities not so registered.

            (b) Incidental Registration Rights.

                (i) In addition to the registration rights provided for by
Section 9(a) above, if the Company, at any time after the Closing Date, proposes to register its Common Stock under the Securities Act (other than a registration on Form S-8 or S-4 or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Purchased Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to the Purchaser of its intention to do so and of the Purchaser's rights under this Section 9(b). In such event, upon the written request of the Purchaser made within fifteen (15) days after the receipt of any such notice (which request shall specify the Purchased Securities intended to be disposed of by the Purchaser), the Company will use its best efforts to effect the registration under the Securities Act of all Purchased Securities which the Company has been so requested to register by the Purchaser; provided, that (i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to proceed with the proposed registration of the securities to be sold by it, the Company may, at its election, give written notice of such determination to the Purchaser and, thereupon, shall be relieved of its obligation to register any Purchased Securities in connection with such registration (but not from its obligation to pay all of the expenses of such registration in connection therewith), and (ii) if such registration involves an underwritten offering, all holders of Purchased Securities requesting to be included in the Company's registration must sell their Purchased Securities to the underwriters selected by the Company on the same terms and conditions as apply to the Company, with such differences, including any with respect to indemnification and liability insurance, as may be customary or appropriate in combined primary and secondary offerings. If a registration requested pursuant to this Section 9(b) involves an underwritten public offering, any holder of Purchased Securities requesting to be included in such registration may elect, in writing prior to the effective date of the registration statement filed in connection with such registration, not to register such securities in connection with such registration.

                (ii) If a registration pursuant to this Section 9(b) involves an underwritten offering and the managing underwriter advises the Company in writing that, in its good faith opinion, the amount of securities requested to be included in such registration exceeds the amount which can be reasonably sold in such offering, so as to be likely to have a material adverse effect on such offering as contemplated by the Company (including the price at which the Company proposes to sell such securities), then the Company will include in such registration first, all securities proposed by the Company to be sold for the Company's own account, second, all securities proposed by holders who made a demand on the Company to register such securities which, in the good faith opinion of such managing underwriter, can be sold without causing a material adverse effect on the offering, with such amount of Securities to be allocated pro rata among all requesting holders of such shares on the basis of the relative aggregate number of securities then owned by the requesting holders, and third, the amount of Other Securities held by all other security holders which, in the good faith opinion of such managing underwriter, can be sold without causing a material adverse effect on the offering, with such amount of Other Securities to be allocated pro rata among such other holders on the basis of the relative number of shares of Other Securities owned by such other holders, including the Purchaser.

            (c) Registration Procedures. If and whenever the Company is required to use its best efforts to effect or cause the registration of any Purchased Securities under the Securities Act as provided in this Agreement, the Company will, as expeditiously as possible:

                (i) prepare and, in any event within 90 days after a request for registration is given to the Company, file with the SEC a registration statement with respect to such Purchased Securities and use its best efforts to cause such registration statement to become effective as promptly as possible; provided, however, that the Company may discontinue any registration of its securities which is being effected pursuant to an incidental registration at anytime prior to the effective date of the registration statement relating thereto;

                (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for so long as the requesting holders of the Purchased Securities shall request, but in no event longer than six (6) months, and to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                (iii) furnish to each seller of such Purchased Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Act, and such other documents as such seller may reasonably request in order to facilitate the disposition of the Purchased Securities by such seller;

                (iv) use its best efforts to register or qualify such Purchased Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Purchased Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this clause (iv), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                (v) use its best efforts to cause such Purchased Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Purchased Securities;

                (vi) notify each seller of any such Purchased Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in clause (ii) of this Section, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of an amended of supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Purchased Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                (vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than fifteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

                (viii) use its best efforts to list such Purchased Securities on any securities exchange or listing agency on which the Common Stock is then listed or quoted, if such Purchased Securities are not already so listed or quoted and if such listing or quotation is then permitted under the rules of such exchange or agency, and to provide a transfer agent and registrar for such

Purchased Securities covered by such registration statement not later than the effective date of such registration statement; enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of such Purchased Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Purchased Securities;

                (ix) make available for inspection by any seller of such Purchased Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                (x) the Company may defer the demand for registration under
Section 9(a) hereof, suspend the use of a registration statement filed under
Section 9(a) and (b) hereof and already effective, or not cause a registration statement filed under Section 9(a) or (b) hereof to become effective, for a period of up to ninety (90) days in the event the majority of the Board of Directors determines that such deferral is in the best interests of the Company. Such a deferral may only be used once in any one year period.

            (d) Obligations of Purchaser.

                (i) The Company may require the Purchaser as to which any registration of the Purchased Securities is being effected to furnish the Company with such information regarding the Purchaser and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

                (ii) The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause
(c)(vi) of this Section, such holder will forthwith discontinue disposition of Purchased Securities pursuant to the registration statement covering such Purchased Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (c)(vi) of this Section, and, if so directed by the Company, such holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Purchased Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in clause (c)(ii) of this Section shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to clause (c)(vi) of this Section and including the date when each seller of Purchased Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by clause (c)(vi) of this Section.

            (e) Indemnification.

                (i) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to this Section 9, the Company will, and it hereby does, indemnify and hold harmless the seller of any Purchased Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers or general and limited partners, members (and the partners, members, directors, officers, affiliates and controlling persons of each of the foregoing), each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses (including reasonable attorney's fees) to which any such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon
(a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse, as incurred, such Indemnified Party for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that (i) the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement of material fact or omission or alleged omission of material fact made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information with respect to such seller furnished to the Company by such seller specifically stating that it is for use in the preparation thereof, (ii) with respect to any untrue statement or omission of a material fact made in any preliminary prospectus, the indemnity provided in this
Section 9(e) shall not inure to the benefit of any Indemnified Party from whom the person asserting any such loss, claim, damage, or liability purchased the Purchased Securities concerned, to the extent that any such loss, claim, damage, or liability of such Indemnified Party occurs under circumstances where the Company had previously furnished copies of the final prospectus to such Indemnified Party and the untrue statement or omission of a material fact contained in the preliminary prospectus was corrected in the final prospectus and such Indemnified Party failed to deliver the final prospectus, and (iii) the Company shall not be liable for any amounts paid in settlement of any such loss, claims, damage, liability, or action if such settlement is effected without the consent of the Company, which consent has not been unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any other Indemnified Party and shall survive the transfer of such securities by such seller.

                (ii) Indemnification by the Purchaser, In the event of any registration of any securities of the Company under the Securities Act in accordance with this Section, the prospective seller of such Purchased Securities shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (i) of this Section 9(e)) the Company and all other prospective sellers or any underwriter, as the case may be, with respect to any untrue statement or alleged untrue statement of material fact in or omission or alleged omission of material fact from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such seller furnished to the Company or underwriter by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the liability of such indemnifying party under this
Section 9(e) shall be limited to the amount of net proceeds received by such indemnifying party from the offering giving rise to such liability. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective underwriters, or any of their respective affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such seller.

                (iii) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 9, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this
Section 3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                (iv) Contribution. If the indemnification provided for in this
Section 9(e) shall for any reason be held by a court to be unavailable to an indemnified party under paragraphs (i) or (ii) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under paragraph (i) or (ii) hereof, the indemnified party and the indemnifying party under paragraph (i) or (ii) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (a) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Purchased Securities covered by such registration statement that resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage, liability, or action in respect thereof, as well as any other relevant equitable consideration or (b) if the allocation provided by such clause (a) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of such securities covered by such registration statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; provided, however, that the contribution of any seller under this Section 3(e) shall be limited to the amount of net proceeds received by such seller from the offering giving rise to such contribution. Such prospective sellers' obligations to contribute as provided in this paragraph
(iv) are several in proportion to the relative value of their respective Purchased Securities covered by such registration statement or the other factors described herein and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent.

                (v) Indemnification Payments. The indemnification required by this Section 9 shall be effected by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

            (f) Termination of Registration Rights. Unless otherwise specified above, the registration rights granted under this Section 9 shall terminate upon the earlier of (i) four years subsequent to the Closing Date and (ii) such time, as the Purchaser shall be permitted to sell all of its Purchased Securities in any three month period under Rule 144 promulgated under the Securities Act.

         10. Choice of Law. This Agreement and the performance hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to such state's rules governing the conflicts of laws.

         11. Notices. All notices, requests, demands and other communications which a party is required to or may desire to give any other party in connection with this Agreement shall be in writing, and shall be personally delivered, delivered by facsimile transmission, delivered by United States registered or certified mail, postage prepaid with return receipt requested, or delivered by a nationally recognized overnight courier, addressed as follows:

             If to the Company:                    NAM Corporation
                                                   1010 Northern Boulevard, Suite 336
                                                   Great Neck, New York 11021
                                                   Fax No.: (516) 829-4395
                                                   Attention: Roy Israel

             With a copy (which shall not          Camhy Karlinsky & Stein LLP
              constitute notice) to:               1740 Broadway, 16th Floor
                                                   New York, New York 10019
                                                   Fax No.:   (212) 977-8389
                                                   Attention: Robert S. Matlin, Esq.

             If to Purchaser:                      ISO Investment Holdings, Inc.
                                                   300 Delaware Avenue, Suite 537
                                                   Wilmington, Delaware 19801
                                                   Attention: Patricia F. Genzel
                                                   Fax No.: (302) 658-0468


             With a copy (which  shall not         Insurance Services Office, Inc.
             constitute notice) or if to ISO to:   7 World Trade Center
                                                   New York, New York  10048
                                                   Fax No.:   (212) 898-6790
                                                   Attention: Joseph  P. Giasi, Senior Vice
                                                   President and General Counsel

         If notice is given by personal delivery in accordance with the provisions of this Section 11, said notice shall conclusively be deemed given at the time of delivery. If notice is given by confirmed facsimile transmission in accordance with the provisions of this Section 11, said notice shall conclusively be deemed given at the time of the transmission. If notice is given by mail in accordance with the provisions of this Section 11, said notice shall conclusively be deemed given 48 hours after deposit thereof in the United States mail. If notice is given by overnight courier then notice shall conclusively be deemed given 24 hours after delivery to the courier. The addressees or addresses set forth above may be changed from time to time by a notice sent to the other parties.

         12. Amendments. The provisions of this Agreement may be altered, amended, or repealed, in whole or in part, only on the written consent of the Company and the Purchaser.

         13. Survival of Agreements. All covenants and agreements made in this Agreement shall survive the execution and delivery hereof, and all representations and warranties made in this Agreement shall survive the execution and delivery hereof for a period of one (1) year from the Closing Date.

         14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes any and all other prior or contemporaneous agreements, arrangements, and understandings, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges and represents that no representations, warranties, covenants, conditions, inducements, promises or agreements, oral or otherwise, other than as set forth herein, have been made by any party hereto, or anyone acting on behalf of any party.

         15. Severability. It is intended that each section of this Agreement should be viewed as separate and divisible, and in the event that any section, provision, covenant, or condition of this Agreement shall be held to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

         16. Successors and Assignment. This Agreement may not be assigned by the Purchaser without the prior written consent of the Company. Upon such consent, this Agreement, and the rights and obligations of the Purchaser hereunder, may be assigned by such Purchaser to any permitted transferee, and such permitted transferee shall be deemed a "Purchaser" under this Agreement; provided, that such assignment shall not be effective unless and until such permitted transferee shall agree to bound by the terms and conditions set forth herein and shall become a party to, and executes a signature page to, this Agreement (the "Permitted Transferee").

         17. Waiver. No provision of this Agreement as it applies to the Company, on the one hand, or the Purchaser, on the other hand, may be waived except in writing by the party entitled to the benefit of such provision.

         18. Counterparts and Facsimile. This Agreement may be executed in counterparts (and by facsimile), each of which shall be deemed an original and all of which shall constitute one agreement.

         19. Preferred Provider Relationship. ISO and the Company agree that ISO shall be a preferred provider to the Company of information and consulting services, at arm's length pricing, and the Company shall be a preferred provider to ISO of arbitration and mediation services at arm's length pricing.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                            NAM CORPORATION


                            By:
                                 --------------------------------------------
                                 Name:  Roy Israel
                                 Title: President and Chief Executive Officer



                            ISO INVESTMENT HOLDINGS, INC.


                            By:
                                  -------------------------------------------
                                  Name:  Joseph C. Kaminski
                                  Title: Senior Vice President


                            As to Paragraph 19 hereof:

                            INSURANCE SERVICES OFFICE, INC.


                            By:
                                  -------------------------------------------
                                  Name:  Joseph C. Kaminski
                                  Title: Senior Vice President